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                        Provident American Corporation to Renew Merger Plan with
                                                       HealthAxis.com Subsidiary
                                                                December 7, 1999
                                                                     Page 1 of 2

[GRAPHIC OMITTED]

FOR IMMEDIATE RELEASE

Contact:
Investor Contact:                            Media Contact:
Deidre Holt                                  Doug Russell/Michele Meagher
HealthAxis.com                               Schwartz Communications, Inc.
610-275-3800                                 781-684-0770
dholt@healthaxis.com                         dougr@schwartz-pr.com
                                             mmeagher@schwartz-pr.com

            Provident American Corporation to Renew Merger Plan with
                           HealthAxis.com Subsidiary

EAST NORRITON, PA, December 7, 1999 -- Provident American Corporation (NASDAQ:
PAMC) today announced that it plans to move forward with its original plan to merge with its subsidiary, HealthAxis.com, Inc., the leading provider of Internet solutions for healthcare insurance marketing, sales, and administration. Concurrent with the merger, the company will apply to NASDAQ for a new trading symbol. HealthAxis.com would become the surviving corporate identity.

Michael Ashker, chief executive officer of Provident American Corporation and HealthAxis.com, said, "HealthAxis.com's merger with Insurdata paves the way for Provident to resume preparations for its own merger with HealthAxis.com. Combining HealthAxis.com and Provident is the next logical step in increasing shareholder value for owners of these two companies."

The two companies anticipate filing documents with the Securities and Exchange Commission following the completion of the HealthAxis.com/Insurdata merger, announced today in a separate release and scheduled to close in January 2000.
The HealthAxis.com/PAMC merger will be subject to the signing of a definitive agreement, approval by both Boards of Directors, shareholders of both companies, and regulatory and other approvals.
                                     -more-
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                        Provident American Corporation to Renew Merger Plan with
                                                       HealthAxis.com Subsidiary
                                                                December 7, 1999
                                                                     Page 2 of 2

About HealthAxis.com
HealthAxis.com, Inc. is the leading provider of Internet solutions for healthcare insurance marketing, sales, and plan administration. HealthAxis.com is the only e-healthcare company servicing both the consumer and business-to-business marketplaces with health plan solutions. The Company's consumer Web site, www.healthaxis.com, is a fully transactional, online health insurance agency targeting the individual and small group markets. The Company's proprietary workflow and business application software, built around an application service provider model, enables healthcare payors --carriers, third party administrators, and large, self-funded groups -- to more efficiently capture, process, and share health plan data over the Internet. HealthAxis.com is headquartered in suburban Philadelphia, with significant operations in Dallas, as well as offices in eight other locations both domestic and abroad. The Company employs over 350 IT professionals.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements made which are not historical facts may be considered forward-looking statements, including, without limitation, statements as to trends, management's beliefs, expectations and opinions, which are based upon a number of assumptions concerning future conditions that ultimately may prove to be inaccurate. Such forward-looking statements are subject to risks and uncertainties and may be affected by various factors which may cause actual results to differ materially from those in the forward-looking statements. For further information which could cause actual results to differ from the Company's expectations as well as other factors which could affect the Company's financial statements, please refer to the Company's reports filed with the Securities and Exchange Commission.